Cassava Sciences Licenses Simufilam Method of Treatment Patent

●

Cassava enters into a license agreement with Yale University granting intellectual property rights, including rights to an issued US method of treatment patent for potential treatment with simufilam of seizures related to rare neurodevelopmental disorders

●

The licensed patent is based on research led by Yale University and published in Science Translational Medicine showing that treatment with simufilam appeared to meaningfully reduce seizure frequency in an animal model

●	Cassava will prioritize initial development efforts on tuberous sclerosis complex (TSC)-related seizures

AUSTIN, Texas (GLOBE NEWSWIRE) – February 27, 2025 – Cassava Sciences, Inc. (NASDAQ: SAVA, “Cassava”, the “Company”), a clinical-stage biotechnology company focused on developing novel, investigational treatments for central nervous system (CNS) disorders, today announced that it has entered into an agreement with Yale University (Yale) for a license to intellectual property rights, including an exclusive license to an issued US method of treatment patent (US 12,186,3071) for simufilam as a potential treatment for seizures related to rare neurodevelopmental disorders including tuberous sclerosis complex (TSC). Simufilam is Cassava’s proprietary small molecule drug candidate that targets filamin A.

The intellectual property that Cassava has licensed is based on the promising research and development work of Angélique Bordey, PhD, Professor of Neurosurgery and Vice Chair of Research, Neurosurgery at Yale, and her collaborators. In a paper published in Science Translational Medicine2 in 2020, the researchers showed that treatment with simufilam (also known as PTI-125) appeared to meaningfully reduce TSC-related seizure frequency in an animal model. These data formed the basis of the US method of treatment patent issued to Yale on January 7, 20251, which is included in the license to Cassava.

“We are pleased to enter into a license agreement with Yale University, based on the research of Dr. Angélique Bordey and her team. Dr. Bordey’s research opens the door to a potential new therapeutic application for simufilam in the treatment of seizures related to rare neurodevelopmental disorders, including tuberous sclerosis complex,” said Rick Barry, President and Chief Executive Officer of Cassava Sciences. “We plan to conduct preclinical studies in collaboration with the TSC Alliance to further evaluate simufilam’s potential as a treatment for TSC-related seizures and define next steps.”

About Simufilam

Simufilam is a proprietary, investigational oral small molecule that targets the filamin A protein.

About TSC

Tuberous sclerosis complex (TSC) and focal cortical dysplasia (FCD) type II are neurodevelopmental disorders caused by mutations in the mechanistic target of rapamycin (mTOR) pathway genes. These mutations lead to focal malformations of the developing cortex and seizures in 80% to 90% of patients.

Nearly two-thirds of TSC patients do not respond to antiepileptic drugs and experience lifelong seizures, leading to a spectrum of neurocognitive and psychological disabilities and poor quality of life. Current treatments, including antiepileptic drugs, mTOR analogs and surgery, are not fully effective, are associated with serious adverse events and/or are invasive.2

Initially, Cassava will focus on developing simufilam as a potential treatment for TSC-related seizures. According to the TSC Alliance, the disorder affects an estimated 1 in 6,000 live births. Approximately 50,000 people in the United States and more than one million worldwide live with TSC3.

Resources:

1.	US Patent 12,186,307 B2

2.	Science Translational Medicine. 2020 Feb 19: https://pubmed.ncbi.nlm.nih.gov/32075941/

3.	https://www.tscalliance.org/understanding-tsc/what-is-tsc/

About Cassava Sciences, Inc.

Cassava Sciences, Inc. (NASDAQ: SAVA), is a clinical-stage biotechnology company focused on developing novel, investigational treatments for central nervous system disorders, including Alzheimer’s disease and tuberous sclerosis complex (TSC)-related seizures. Simufilam is a proprietary, investigational oral small molecule that targets the filamin A protein. The Company is based in Austin, Texas.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:

Investors

Sandya van der Weid

svonderweid@lifesciadvisors.com

Media

media@cassavasciences.com

Company

Eric Schoen, Chief Financial Officer

(512) 501-2450

ESchoen@CassavaSciences.com

IR@cassavasciences.com

Cautionary Note Regarding Forward-Looking Statements:

This news release contains forward-looking statements that include but are not limited to statements regarding: the plan to conduct preclinical studies of simufilam relating to TSC-related epilepsy, opportunities for simufilam with respect to other neurodevelopmental disorders, the potential for simufilam as a treatment for TSC-related seizures and Cassava’s development priorities. These statements may be identified by words such as “anticipate”, “before,” “believe”, “could”, “expect”, “forecast”, “intend”, “may”, “pending”, “plan”, “possible”, “potential”, “prepares for”, “will”, and other words and terms of similar meaning.

Such statements are based on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete preclinical and clinical studies on expected timelines and the results of such studies; and other risks inherent in drug discovery and development or specific to Cassava Sciences, Inc., as described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended September 30, 2024, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All of our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates is approved or available for sale anywhere in the world.

Our clinical results from preclinical studies and earlier-stage clinical trials may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

We are in the business of new drug discovery, development and commercialization. Our research and development activities are long, complex, costly and involve a high degree of risk. Holders of our common stock should carefully read our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in their entirety, including the risk factors therein. Because risk is fundamental to the process of drug discovery, development and commercialization, you are cautioned to not invest in our publicly traded securities unless you are prepared to sustain a total loss of the money you have invested.

###